UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 3, 2005

Hibbett Sporting Goods, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware  (State of Incorporation)

000-20969	63-1074067
Commission	(I.R.S. Employer
file number:	Identification No.)

451 Industrial Lane
Birmingham, Alabama 35211
(Address of Principal Executive Offices)

(205) 942-4292
 (Registrant’s telephone number, including area code)

Item 2.02. Results of Operations and Financial Condition.

        In a press release issued on February 3, 2005, Hibbett Sporting Goods, Inc. announced its sales for the fiscal year and for the thirteen-week period both ended January 29, 2005.

        The information in this Item, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 7.01. Regulation FD Disclosures.

        The information contained in Item 2.02 (including disclaimer) is incorporated by reference into this item 7.01.

Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits.

        This exhibit is furnished pursuant to Item 2.02 and Item 7.01 and shall not be deemed to be “filed”.

Exhibit No.       Description

99.1                   Press Release Dated February 3, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTING GOODS, INC. By /s/ Gary A.Smith Gary A. Smith Vice President and Chief Financial Officer
February 3, 2005 - 2 -

EXHIBIT INDEX

Exhibit 99.1 Press Release Dated February 3, 2005 - 3 - EXHIBIT 99.1 (Hibbett Sporting Goods, Inc. Letterhead)

Contact: Gary Smith Chief Financial Officer (205) 942-4292

HIBBETT SPORTING GOODS ANNOUNCES SALES FOR
FOURTH QUARTER AND FISCAL 2005

•  January Comp Sales Up 6.1%
•  Fourth Quarter Comp Sales Up 5.2%
•  Quarterly Sales Exceed $100 Million Plateau for First Time

BIRMINGHAM, Ala. (February 3, 2005) — Hibbett Sporting Goods, Inc. (NASDAQ/NM:HIBB), a rapidly growing sporting goods retailer, today announced sales for the fourth quarter and fiscal year ended January 29, 2005. The Company will report earnings results for both periods on March 9, 2005.

        Net sales for the 13-week period ended January 29, 2005, increased 17.5% to $107.2 million, the first time the Company has reported quarterly sales over the $100 million mark. The Company reported sales of $91.2 million for the 13-week period ended January 31, 2004. Comparable store sales for the fourth quarter increased 5.2% over the prior-year period.

        Comparable store net sales data reflects sales for our Hibbett Sports and Sports Additions stores open through the 13-week periods ended January 29, 2005 and January 31, 2004.

        For the 52-week fiscal year ended January 29, 2005, net sales increased 17.7% to $377.6 million, a new Company record, compared with $321.0 million for the 52-week period ended January 31, 2004. Comparable store sales for the year increased 5.7% over the prior-year period.

        For the quarter, the Company opened a net of 14 new stores. For the year, the Company opened a net of 54 new stores, bringing the total to 482 stores in 22 states. Hibbett expects to open a net of approximately 70 new stores in fiscal 2006.

        Commenting on the announcement, Mickey Newsome, President and Chief Executive Officer, stated, “We are very pleased with our sales trends for January as we posted a six percent increase for the month on top of a 14% increase a year ago. The merchandise plan was based on continuing the momentum established earlier in the quarter in footwear, positioning our equipment category for the all-important spring selling season and continuing to shift the mix in apparel from licensed to branded.”

        Hibbett Sporting Goods, Inc. operates sporting goods stores in small to mid-sized markets, predominantly in the Southeast, Mid-Atlantic and Midwest. The Company’s primary store format is Hibbett Sports, a 5,000-square-foot store located in enclosed malls and dominant strip centers.

A WARNING ABOUT FORWARD LOOKING STATEMENTS: Certain matters discussed in this press release are “forward looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. Forward looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, guidance, outlook or estimate. For example, our forward looking statements include statements regarding merchandise mix and plans for store openings in fiscal year 2006. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including economic conditions, industry trends, merchandise trends, vendor relationships, customer demand and competition. For a complete description of these factors, as well as others which could affect our business, you should carefully review the “Risk Factors,” “Business” and “MD&A” sections in our Annual Report on Form 10-K filed on April 15, 2004, our Quarterly Report on Form 10-Q filed December 9, 2004, and our most recent prospectus supplement filed May 2, 2003. In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

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